EXHIBIT 5

                          Law Offices
             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                          12th Floor
                     734 15th Street, N.W.
                    Washington, D.C.  20005
                    Telephone (202) 347-0300

                       December 4, 2001

Board of Directors
MCSi, Inc.
4750 Hempstead Station Drive
Dayton, Ohio   45429

    Re:    Registration Statement on Form S-8
           155,986 Shares of Common Stock

Ladies and Gentlemen:

    We have acted as special counsel to MCSi, Inc., a Maryland corporation ("MCSi"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 155,986 shares of common stock of MCSi, no par value (the "Common Stock"), to be issued upon exercise of options previously granted by Zengine, Inc. ("Zengine") pursuant to its Amended and Restated 1999 Stock Option Plan (the "Plan"), and converted into options to purchase Common Stock (the "Options") upon the acquisition of Zengine by MCSi on November 19, 2001 pursuant to an Agreement and Plan of Reorganization, dated as of October 4, 2001, between MCSi and Zengine (the "Agreement"). The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested to furnish an opinion to be included as an exhibit to the Registration Statement.

    In this regard, we have reviewed the Registration Statement and Prospectus for the Plan, the Articles of Incorporation and Bylaws of MCSi, the Plan, the Agreement, a specimen stock certificate evidencing the Common Stock of MCSi and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of MCSi and such other instruments, certificates and representations of public officials, officers and representatives of MCSi as we have deemed applicable or relevant as a basis for the opinions set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the



Board of Directors
MCSi, Inc.
December 4, 2001
Page 2

authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for the purposes of this opinion.

    For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to the exercise of the Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the exercise of the Options; (ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of MCSi and will be enforceable as to MCSi in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

     Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion, as of the date hereof, that the shares of Common Stock to be issued pursuant to the exercise of the Options, upon receipt by MCSi of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

                             By: /s/ Jeffrey A. Koeppel
                                 -----------------------------
                                 Jeffrey A. Koeppel, a Partner